UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/10/2007

DIRT Motor Sports, Inc. d/b/a World Racing Group
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18045

Delaware	90-0284113
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7575-D West Winds Boulevard
Concord, North Carolina 28027
(Address of principal executive offices, including zip code)

(704) 795-7223
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Between March 23, 2007 and April 3, 2007, the Registrant issued five senior secured demand promissory notes in the aggregate principal amount of $1.0 million (the "Notes"), payable on June 30, 2007 (the "Maturity Date"). Interest accrues on the Notes at 8% per annum, until the Maturity Date, and 12% thereafter.   Obligations under the terms of the Notes are secured by all assets of the Registrant. Except for $4.45 million aggregate of principal amount of senior secured notes issued prior to April 3, 2007, the Notes rank senior in priority to the Registrant's currently issued and outstanding indebtedness and equity securities.

Each holder of a Note is entitled to receive warrants in connection with the loan evidenced by the Note, in an amount equal to the percentage warrant coverage issued to the purchasers in any equity or debt financing raising gross proceeds of at least $5.0 million ("Subsequent Financing"). For purposes of determining the number of warrants to be issued in connection with such Subsequent Financing, the principal amount of each Note shall be considered the purchase amount in the Subsequent Financing.

Item 9.01.    Financial Statements and Exhibits

See Exhibit Index

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRT Motor Sports, Inc. d/b/a World Racing Group

Date: April 10, 2007	By:	/s/ Brian Carter
Brian Carter
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.01	Form of Senior Secured Note